As filed with the Securities and Exchange Commission on June 27, 1997
                                             Registration No. 333- -------
_____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                             ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ------------------------

                              TCBY ENTERPRISES, INC.
                (Exact name of registrant as specified in its charter)

                Delaware                              71-0552115
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     incorporation or organization)


                                1100 TCBY Tower
                            425 West Capitol Avenue
                         Little Rock, Arkansas  72201
                                  (501) 688-8229
                     (Address of Principal Executive Offices)
                             ----------------------

                       1992 EMPLOYEE STOCK OPTION PLAN OF
                            TCBY ENTERPRISES, INC.
                           (full title of the plan)
                             ----------------------


                                           Copies of Communications to:
          William P. Creasman                   Richard N. Massey, Esq.
     1100 TCBY Tower, 425 W. Capitol                 Rose Law Firm
      Little Rock, Arkansas  72201            A Professional Association
            (501) 688-8229                      120 East Fourth Street
   (Name, address, including zip code)          Little Rock, AR  72201
   and telephone number, including                  (501) 375-9131
   area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of securities to            Amount to be            Proposed maximum     Proposed maximum              Amount of
    be registered                  registered            offering price per    aggregate offering         registration fee
                                                               share                  price

Common Stock                     3,000,000 Shares            $ 6.25 (2)         $ 18,750,000 (2)              $ 5,681.82
(par value $.10)(1)


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers (to the extent applicable to the

Plan) an indeterminate amount of interests to be offered or sold pursuant to the plan.
(2) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices for the common stock as reported by the New York Stock Exchange on July 3, 1997.

                                      PART I

                INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 ("Securities Act") and the Note to Part I of Form S-8.


                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by TCBY Enterprises, Inc. ("Registrant" or "Corporation") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     (1) Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 2, 1997.

     (3) The description of Registrant's common stock contained in Item 1. of the Registrant's registration statement on Form 8-A dated September 9, 1988, registering its common stock under Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 5 of Article IX of the Corporation's By-laws provides for indemnification of directors and officers as follows:

     Section 5. Indemnification of Directors, Officers, Employees and Agents. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was servicing at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding in accordance with, and, to the maximum extent permitted from time to time by the General Corporation law of the State of Delaware.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of the Corporation; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

     The Corporation has obtained an insurance policy in the amount of $5,000,000 which (i) provides for the payment by the insurer of all amounts which the Corporation may legally pay to officers and directors as indemnification, excluding certain fines and penalties which are legally uninsurable, and (ii) insures the Corporation's officers and directors against certain claims which are not indemnified by the Corporation.

     Article NINTH of the Corporation's Certificate of Incorporation eliminates directors liability for monetary damages arising out of a breach of their fiduciary duty of care as follows:

     NINTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director and occurring prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                      Not Applicable.

ITEM 8.  EXHIBITS

     The following is a list of Exhibits and also serves as the Exhibit
Index.

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT


(4) 1992 Employee Stock Option Plan of TCBY Enterprises, Inc., previously filed as Exhibit 1 to the Corporation's Proxy Statement for 1992.

(5)       Opinion of Rose Law Firm, a Professional Association

(23.1)    Consent of Ernst & Young LLP, independent auditors

(23.2)    Consent of Rose Law Firm, a Professional Association (included as part of Exhibit 5)

(24)      Powers of Attorney


ITEM 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 27th day of June, 1997.

                               TCBY ENTERPRISES, INC.
                               (Registrant)


                               By:/s/ Frank D. Hickingbotham*
                                  ---------------------------
                                      Frank D. Hickingbotham, Chairman of the
                                      Board of Directors and Chief Executive
                                                   Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                  Title                        Date


  /s/ Frank D. Hickingbotham*    Director, Chairman of the     June 20, 1997
  --------------------------     Board and Chief Executive Officer

      Frank D. Hickingbotham     (Principal Executive Officer)

  /s/ Herren C. Hickingbotham*   Director, President and Chief  June 20, 1997
  ---------------------------    Operating Officer
      Herren C. Hickingbotham

  /s/ Daniel R. Grant*           Director                       June 20, 1997
  ---------------------------
      Daniel R. Grant

  /s/ F. Todd Hickingbotham*     Director, President            June 20, 1997
  ---------------------------    Riverport Equipment and
      F. Todd Hickingbotham      Distribution Company, Inc.


  /s/ William H. Bowen*          Director                       June 20, 1997
  ---------------------------
      William H. Bowen

  /s/ Marvin D. Loyd*            Director                       June 20, 1997
  ---------------------------
      Marvin D. Loyd

  /s/ Hugh H. Pollard*           Director                       June 20, 1997
  ---------------------------
      Hugh H. Pollard

  /s/ Don O. Kirkpatrick*        Director                       June 20, 1997
  ---------------------------
      Don O. Kirkpatrick

  /s/ Gene H. Whisenhunt         Executive Vice President,      June 27, 1997
  ---------------------------    Treasurer and Chief Financial
      Gene H. Whisenhunt         Officer (Principal Financial
                                 Officer)



*By: /s/ Gene H. Whisenhunt
     ------------------------
         Gene H. Whisenhunt, Attorney-in-Fact